Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

AURORA MOBILE LIMITED

An Exempted Company Limited By Shares

SIXTH AMENDED AND RESTATED MEMORANDUM

AND ARTICLES OF ASSOCIATION

(adopted by a Special Resolution on April 11, 2018)

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

AURORA MOBILE LIMITED

(adopted by a Special Resolution on April 11, 2018)

1	The name of the Company is AURORA MOBILE LIMITED.

The registered office of the Company is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands or at such other place as the Directors may from time to time decide.

2	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2016 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

3	The liability of each Shareholder is limited to the amount from time to time unpaid on such Shareholder’s shares.

4	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

5	Capitalised terms that are not defined in this Sixth Amended and Restated Memorandum of Association bear the same meaning as those given in the Sixth Amended and Restated Articles of Association of the Company.

6	The authorised share capital of the Company is US$50,000 divided into 500,000,000 shares of par value US$0.0001 each, of which 472,132,063 shall be designated as Common Shares, 11,111,120 shall be designated as Series A Preferred Shares, 7,936,510 shall be designated as Series B Preferred Shares, 3,260,820 shall be designated as Series C Preferred Shares and 5,559,487 shall be designated as Series D Preferred Shares.

2

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

AURORA MOBILE LIMITED

(adopted by a Special Resolution on April 11, 2018)

INTERPRETATION

1	In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these amended and restated articles of association of the Company (including the Schedule A hereto), as amended by Special Resolutions from time to time.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Board”	means the board of the Directors of the Company.

“Company”	means the above named company.

“Directors”	means the directors for the time being of the Company.

“Observer”	means the observer of the board of the Directors for the time being of the Company.

“Memorandum”	means the memorandum of association of the Company, as amended by Special Resolutions from time to time.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Shareholder is entitled by the Articles.

“Person”	shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, a legal person, an unincorporated organization and a governmental authority.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Shareholder”	means any individual or entity holding Shares in the Company.

“Share” and “Shares”	means a share or shares in the Company and includes a fraction of a share.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution, subject to Article 5.3 in the Schedule A.

“Statute”	means the Companies Law (as amended) of the Cayman Islands.

2	In the Articles:

2.1	words importing the singular number include the plural number and vice versa;

2.2	words importing the masculine gender include the feminine gender;

2.3	words importing persons include corporations;

2.4	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an electronic record;

2.5	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.6	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.7	headings are inserted for reference only and shall be ignored in construing these Articles;

2.8	any reference in the Articles to any party or any other Person shall be construed so as to include its successors in title, permitted assigns and permitted transferees; and

2.9	in these Articles Section 8 of the Electronic Transactions Law (2003 Revision) shall not apply.

PRIORITY OF THE PROVISIONS SET OUT IN THE SCHEDULE

3	All provisions set out in the main body of these Articles shall be read in conjunction with and shall be subject to the terms set out in the Schedule A hereto, which provide further details on the rights of holders of preferred shares. In the event of any difference between the provisions set out in the main body of these Articles and the provisions set out in the Schedule A hereto, the provisions set out in the Schedule A hereto shall prevail.

COMMENCEMENT OF BUSINESS

4	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

5	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

ISSUE OF SHARES

6	Subject to the other provisions in the Memorandum and Articles (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.

7	The Company shall not issue Shares to bearer.

REGISTER OF SHAREHOLDERS

8	The Company shall maintain or cause to be maintained the register of members in accordance with the Statute.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

9	For the purpose of determining Shareholders entitled to notice of, or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other purpose, the Directors may provide that the register of members shall be closed for transfers for a stated period which shall not in any case exceed forty (40) days. If the register of members shall be closed for the purpose of determining Shareholders entitled to notice of, or to vote at, a meeting of Shareholders the register of members shall be closed for at least ten (10) days immediately preceding the meeting.

10	In lieu of, or apart from, closing the register of members, the Directors may fix in advance or arrears a date as the record date for any such determination of Shareholders entitled to notice of, or to vote at any meeting of the Shareholders or any adjournment thereof, or for the purpose of determining the Shareholders entitled to receive payment of any dividend or in order to make a determination of Shareholders for any other purpose.

11	If the register of members is not so closed and no record date is fixed for the determination of Shareholders entitled to notice of, or to vote at, a meeting of Shareholders or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

CERTIFICATES FOR SHARES

12	A Shareholder shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

13	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

14	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

REDEMPTION AND REPURCHASE OF SHARES

15	Subject to the Statute and the other provisions in the Memorandum and Articles, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of such Shares shall be effected in such manner as the Company may determine before the issue of the Shares or as set forth in the Articles.

16	Subject to the Statute and other provisions in the Memorandum and Articles, the Company may purchase its own Shares (including any redeemable Shares).

17	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

18	If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may only be varied with the consent in writing of members holding not less than two-thirds (2/3) of the votes entitled to be cast by holders (in person or by proxy) of Shares on a poll at a general meeting of such class affected by the proposed variation of rights and the approval of a Special Resolution. The provisions of these Articles relating to general meetings shall apply to every class meeting of the holders of one class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

19	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

20	The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON RECOGNITION OF TRUSTS

21	The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

22	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Shareholder (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Shareholder or his estate, either alone or jointly with any other person, whether a Shareholder or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

23	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

24	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

25	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

26	Subject to the terms of the allotment the Directors may from time to time make calls upon the Shareholders in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Shareholder shall (subject to receiving at least fourteen (14) days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

27	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

28	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

29	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

30	An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

31	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

32	The Directors may, if they think fit, receive an amount from any Shareholder willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Shareholder paying such amount in advance.

33	No such amount paid in advance of calls shall entitle the Shareholder paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

34	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) clear days notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

35	If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

36	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

37	A person any of whose Shares have been forfeited shall cease to be a Shareholder in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as may be agreed upon between such person and the Company, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

38	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

39	The provisions of these Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

TRANSFER AND TRANSMISSION OF SHARES

40	The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the register of members. The Directors may decline to register any transfer of Shares if such transfer of Shares does not comply with the terms of any agreement between the Company and such transferring Shareholder.

41	If a Shareholder dies the survivor or survivors where he was a joint holder, and his legal personal representatives where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest. The estate of a deceased Shareholder is not thereby released from any liability in respect of any Share, which had been jointly held by him.

42	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Shareholder (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some person nominated by him as the transferee. If he elects to become the holder he shall give notice to the Company to that effect, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Shareholder before his death or bankruptcy, as the case may be.

43	If the person so becomes entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

44	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by ownership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share. If the notice is not complied with within ninety (90) days of being received or deemed to be received as determined pursuant to the Articles, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

REGISTERED OFFICE

45	Subject to the Statute, the Company may by resolution of the Directors change the location of its registered office.

GENERAL MEETINGS

46	All general meetings other than annual general meetings shall be called extraordinary general meetings.

47	The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

48	The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

49	The Directors may call general meetings, and they shall on a Shareholders requisition forthwith proceed to convene an extraordinary general meeting of the Company.

50	The Directors shall on the requisition of member of the Company who can at least constitute, at the date of the deposit of the requisition, any of (i) the holders of at least fifty percent (50%) of the Common Shares, (ii) the holders of at least fifty percent (50%) of the Series A Shares, (iii) the holders of at least fifty percent (50%) of the Series B Shares, (iv) the holders of at least fifty percent (50%) of the Series C Shares, or (v) the holders of at least fifty percent (50%) of the Series D Shares proceed to convene a general meeting of the Company.

51	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office, and may consist of several documents in like form each signed by one or more requisitionists.

52	If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one (21) days.

53	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

54	Written notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

54.1	in the case of an annual general meeting, by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

54.2	in the case of an extraordinary general meeting, jointly by holders of a majority of the Common Shares, holders of a Requisite Percentage of the Preferred Shares.

55	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

56	No business shall be transacted at any general meeting unless a quorum is present. A general meeting shall be deemed duly constituted if, at the commencement of and throughout the meeting, there are present in person or by proxy the holders of more than fifty percent (50%) of the issued and outstanding Shares entitled to vote (including the holders of the Requisite Percentage of the Preferred Shares).

57	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

58	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

59	If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholders present shall be a quorum, provided that matters discussed in such adjourned meeting shall be limited to those stated in the written notices and agendas of such meeting.

60	The chairman, if any, of the board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

61	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Shareholders present shall choose one of their number to be chairman of the meeting.

62	The chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

63	A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Shareholder or Shareholders collectively present in person or by proxy and holding at least ten percent (10%) of the issued and outstanding Shares giving a right to attend and vote at the meeting demand a poll.

64	Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

65	The demand for a poll may be withdrawn.

66	Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

67	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

68	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.

VOTES OF SHAREHOLDERS

69	Subject to any rights or restrictions attached to any Shares, on a show of hands every Shareholder who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or proxy, shall have one vote and on a poll every Shareholder shall have one vote for every Share of which he is the holder.

70	In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the register of members.

71	A Shareholder of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Shareholder’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

72	No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Shareholder on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

73	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

74	On a poll or on a show of hands votes may be cast either personally or by proxy. A Shareholder may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Shareholder appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

75	A Shareholder holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

PROXIES

76	The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Shareholder of the Company.

77	The instrument appointing a proxy shall be deposited at the registered office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

77.1	not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

77.2	in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

77.3	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the registered office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

78	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

79	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE SHAREHOLDERS

80	Any corporation or other non-natural person which is a Shareholder may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Shareholders, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Shareholder.

SHARES THAT MAY NOT BE VOTED

81	Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

DIRECTORS

82	Except as otherwise provided herein, the number of Directors of the Company shall be determined from time to time by the Board of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscriber(s) to the Memorandum. Each Director shall hold office until such Director’s successor is elected and qualified or until such Director’s earlier resignation or removal. Any Director may resign at any time upon written notice to the Company.

POWERS OF DIRECTORS

83	Subject to the Statute and the other provisions in the Memorandum and Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

84	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

85	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

86	Subject to the other provisions in the Memorandum and Articles, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

APPOINTMENT AND REMOVAL OF DIRECTORS

87	Except as otherwise provided in the Articles, Directors shall be elected by the Shareholders at a general or extraordinary meeting or by written consent. Elections of directors need not be by written ballot.

88	Except as otherwise provided herein, vacancies in the Board of Directors may be filled by a majority vote of the Board of Directors or by an election either at a general meeting or at an extraordinary meeting of the Shareholders called for that purpose. Any Directors elected by the Shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A Director appointed by the Board of Directors to fill a vacancy shall serve until the next meeting of Shareholders at which Directors are elected.

VACATION OF OFFICE OF DIRECTOR

89	The office of a Director shall be vacated if:

89.1	he gives notice in writing to the Company that he resigns the office of Director; or

89.2	if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; or

89.3	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

89.4	if he is found to be or becomes of unsound mind; or

89.5	if, with or without cause, the holders of a majority of the Shares then entitled to vote at an election of Directors (including the holders of the Requisite Percentage of the Preferred Shares) resolve that he should be removed as a Director.

PROCEEDINGS OF DIRECTORS

90	Subject to the other provisions in the Memorandum and Articles, the Directors may regulate their proceedings as they think fit. Subject to the other provisions in the Memorandum and Articles, questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

91	A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

92	A resolution in writing (in one or more counterparts) signed by all the Directors or all the Shareholders of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

93	A Director or alternate Director may, or other officer of the Company on the requisition of a Director or alternate Director shall, call a meeting of the Directors by at least two (2) days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

94	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

95	The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

96	All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

97	Any non-employee Director who expects to be unable to attend a Board of Director meeting because of absence, illness or otherwise, may appoint any Person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate director shall, in the event of absence therefrom of his appointor, be entitled to attend the Board of Director meeting and to vote thereat and to do, in the place and stead of his appointor, any other act or thing that his appointor is permitted or required to do by virtue of his being a director as if the alternate director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a director or removes the appointee from office. A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

PRESUMPTION OF ASSENT

98	A Director of the Company who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIRECTORS’ INTERESTS

99	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

100	A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

101	A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

102	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon; provided however that, if a Common Director (or his/her alternate in his/her absence) is interested in a transaction with the Company, he shall be disqualified from or abstain from voting in respect of such transaction if any Investor Director so requires.

103	A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

MINUTES

104	The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting. The Observer is entitled to receive the minutes of the preceding in the same manner as distributed to the Directors or other voting members of the respective board.

DELEGATION OF DIRECTORS’ POWERS

105	The Directors may delegate any of their powers to any committee consisting of one or more Directors (which shall include the Investor Directors and the Angel Investor Director). They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

106	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a Shareholder of such committees or local boards. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

107	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

108	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

109	The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Shareholders.

ALTERNATE DIRECTORS

110	Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

111	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a Shareholder, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

112	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

113	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

114	An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

NO MINIMUM SHAREHOLDING

115	The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

REMUNERATION OF DIRECTORS

116	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine (including the affirmative votes of all of the Investor Directors and the Angel Investor Director). The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

117	The Directors may by resolution (including the affirmative votes of all of the Investor Directors and the Angel Investor Director) approve additional remuneration to any Director for any services other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

APPOINTMENT AND REMOVAL OF OBSERVER

118	So long as Fidelity holds at least fifty percent (50%) of the Series D Shares purchased by Fidelity as of the Closing (as defined in Schedule A hereto), one (1) Observer shall be appointed by Fidelity. So long as Fidelity holds at least fifty percent (50%) of the Series D Shares purchased by Fidelity as of the Closing (as defined in Schedule A hereto), Fidelity shall, upon written notice to the Company, has the sole right to remove its Observer and to reappoint a successor Observer in its absolute discretion. The Observers shall hold office until such Observers’ successor is elected and qualified or until such Observers’ earlier resignation or removal.

119	Any vacancy in the Observer, whether due to death, resignation, removal or some other cause, shall be filled by an appointment by Fidelity upon written notice to the Company. Any Observer elected by the Fidelity to fill a vacancy shall hold office for the balance of the term for which he or she was elected.

120	The Observer shall be entitled:

(1)	to attend all meetings (whether in person, conference telephone or other communications equipment) of the Board of the Company and, as applicable, any direct or indirect subsidiary or Affiliate of the Company, including all committees thereof ( Meetings );

(2)	to participate in discussions of all Meetings, in a non-voting observer capacity; and

(3)	to receive all Meetings notice, minutes, agendas, board materials, information, resolutions, proposed actions by written consent, and other communications so distributed, concurrently with and in the same manner as distributed to the Directors or other voting members of the respective board.

SEAL

121	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

122	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

123	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

124	Subject to the Statute and the other provisions in the Memorandum and Articles, the Directors may declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the funds of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

125	The Directors may deduct from any dividend or distribution payable to any Shareholder all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

126	The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Shareholders upon the basis of the value so fixed in order to adjust the rights of all Shareholders and may vest any such specific assets in trustees as may seem expedient to the Directors.

127	Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the register of members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

128	No dividend or distribution shall bear interest against the Company.

129	Any dividend which cannot be paid to a Shareholder and/or which remains unclaimed after six months from the date of declaration of such dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the Shareholder. Any dividend which remains unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

CAPITALISATION

130	The Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Shareholders concerned). The Directors may authorise any person to enter on behalf of all of the Shareholders interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

131	The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five (5) years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

132	In addition to the Company’s contractual rights, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

133	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

134	The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

135	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

136	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Shareholders.

NOTICES

137	Notices shall be in writing and may be given by the Company to any Shareholder either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the register of members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Shareholder). Any notice, if posted from one country to another, is to be sent via FedEx or a similar internationally recognized carrier.

138	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third (3rd) day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth (5th) day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

139	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Shareholder in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

140	Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a Shareholder in the register of members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Shareholder of record where the Shareholder of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

INDEMNITY

141	Every Director, agent or officer of the Company shall be indemnified to the fullest extent permissible under the law against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or wilful default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or wilful default of such Director, agent or officer. References in this Article to actual fraud or wilful default mean a finding to such effect by a competent court in relation to the conduct of the relevant party.

FINANCIAL YEAR

142	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

TRANSFER BY WAY OF CONTINUATION

143	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and the Memorandum and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

MERGERS AND CONSOLIDATIONS

144	The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

SCHEDULE A

Rights, Preferences and Privileges of Preferred Shares

The rights, preferences and privileges granted to and imposed on the Series A Shares, Series B Shares, Series C Shares and Series D Shares are as set forth in this Schedule A.

This Schedule A is an attachment to the main body of the Articles of Association and form a part of the Articles of Association. All provisions set out in the main body of the Articles of Association shall be read in conjunction with and shall be subject to the terms set out in this Schedule A. In the event of any difference between the provisions set out in the main body of the Articles of Association and the provisions set out in this Schedule A, the provisions set out in this Schedule A shall prevail.

All references in this Schedule A to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of this Schedule A unless explicitly stated otherwise. Capitalised terms that are not defined in this Schedule A bear the same meaning as those given in the Articles of Association, Series D Share Purchase Agreement and Shareholders’ Agreement. In addition, the following definitions shall apply to this Schedule A:

“Angel Investor” or “Mandra”	means Mandra iBase Limited.

“Angel Investor Director”	has the meaning set forth in Section5.2(d).

“Approved Sale”	has the meaning set forth in Section 5.4 (a).

“Approved Sale Date”	has the meaning set forth in Section 5.4(c).

“Board”	means the Company’s board of directors.

“Closing”	has the meaning set forth in the Series D Share Purchase Agreement.

“Common Directors”	has the meaning set forth in Section 5.2(e).

“Common Shares”	means the common shares of par value US$0.0001 each of the Company.

“Common Shareholders”	means holders of the issued and outstanding Common Shares.

“Company”	means Aurora Mobile Limited.

“Conversion Price”	has the meaning set forth in Section 4.1.

“Convertible Securities”	means any evidences of indebtedness, shares or other securities, including the Preferred Shares, directly or indirectly convertible into or exchangeable for Common Shares.

“Drag-Along Notice”	has the meaning set forth in Section 5.4(c).

“Drag-Along Shareholder”	has the meaning set forth in Section 5.4(a).

“Dragged Shareholder”	has the meaning set forth in Section 5.4(a).

“ESOP”	means the Company’s share option plan or other equity incentive plan, in any case that is approved by the Board.

“Fidelity”	means, collectively, Fidelity Investment Funds, Fidelity China Special Situations PLC, and Fidelity Funds

“Fosun”	means Greatest Investments Limited.

“Fosun Director”	has the meaning set forth in Section 5.2(a).

“Genesis”	means Genesis Ventures Limited.

“Guohai”	means Shenzhen Guohai Chuangxin Investment Management Limited Corporation (深圳国海创新投资管理有限公司)

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“Guohai Director”	has the meaning set forth in Section5.2(b).

“Group Company”	means each of the Company and its subsidiaries.

“IDG”	means, collectively, IDG-ACCEL CHINA GROWTH FUND III L.P. and IDG-ACCEL CHINA III INVESTORS L.P..

“IDG Director”	has the meaning set forth in Section5.2(c).

“Investors”	means, collectively, IDG, Guohai, Fosun and Genesis.

“Investor Directors”	has the meaning set forth in Section5.2(c).

“Lead Investor”	means one and only one lead investor of future series financing as defined in such shares purchase agreement.

“Liquidation Event”

means any of the following events:

(i) the liquidation, dissolution or winding-up of any Group Company;

(ii) the acquisition of any Group Company (whether by a sale of equity, merger or consolidation) in which in excess of 50% of such Group Company’s voting power outstanding before such transaction is transferred;

(iii) the change of the control right of any Group Company; or

(iv) the sale, lease, transfer or other disposition of all or substantially all of the assets of any Group Company or the exclusive licensing of substantially all of any Group Company’s intellectual properties.

For the avoidance of doubt, an Approved Sale shall be deemed as a Liquidation Event.

“New Shares”	means any equity securities of the Company issued after the date of the Shareholders’ Agreement, except for:

(i) Common Shares, or any option to acquire any Common Shares, issued to employees, officers, consultants or directors of the Company pursuant to the ESOP and as approved by the Board (including the affirmative votes of both Investor Directors and the Angel Investor Director), provided the number of such Common Shares shall not be more than 10% of the Company’s share capital (calculated on a fully diluted basis);

(ii) Common Shares issued upon conversion of the Preferred Shares;

(iii) share dividend paid to all Shareholders (including the Preferred Shareholders) in proportion to their shareholding percentage;

(iv) equity securities of the Company issued in connection with any share split, share dividend, combination, or similar transaction of the Company that does not change the relative shareholding percentage of the Shareholders;

(v) shares of the Company issued in the Qualified IPO of the Company;

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(vi) Preferred Shares to be issued pursuant to the Series D Share Purchase Agreement;

(vii) equity securities of the Company issued upon the exercise or conversion of any option issued prior to the Series D Original Issue Date;

(viii) equity securities issued pursuant to the transactions with strategic partners as approved by the Board (including the affirmative votes of all of the Investor Directors and the Angel Investor Director) and the holders of a Requisite Percentage of the Series D Shares; or

(ix) equity securities issued for the purpose of obtaining financing or financial leasing by financial institutions as approved by the Board (including the affirmative votes of all of the Investor Directors and the Angel Investor Director) and the holders of a Requisite Percentage of the Series D Shares.

“Option”	means any options to purchase or rights to subscribe for Common Shares, or other securities by their terms convertible into or exchangeable for Common Shares, or options to purchase or rights to subscribe for such convertible or exchangeable securities

“Person”	shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, a legal person, an unincorporated organization and a governmental authority.

“Potential Purchaser”	has the meaning set forth in Section 5.4(a).

“Preferred Shares”	means the Series A Shares and/or Series B Shares and/or Series C Shares and/or Series D Shares of the Company

“Preferred Shareholders”	means holders of the issued and outstanding Preferred Shares.

“Preferred Share Issue Date”	for each class of Preferred Shares means the date on which the first such Preferred Shares was issued.

“Price Per Share for Angel Investor”	means per share price of US$0.077 for the 8,000,000 Common Shares or US$0.375 for the 2,666,670 Common Shares being held by the Angel Investor (as the case may be) for the relevant Common Shares subscribed by the Angel Investor (as appropriately adjusted for any share split, share division, share combination, share dividend or similar events).

“Qualified IPO”	an initial public offering or back-door listing of the Company on The New York Stock Exchange, NASDAQ, Hong Kong Stock Exchange or such other reputable stock exchange approved by the Shareholders (including the affirmative votes of all of the Investors) with (i) the aggregate net proceeds to the Company in excess of US$50,000,000, (ii) the total value of the Company prior to the Qualified IPO is no less than US$600,000,000.

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“Redeeming Shareholders”	has the meaning set forth in Section 3.1(a).

“Redemption Commencement Date”	has the meaning set forth in Section 3.1(a).

“Redemption Notice”	has the meaning set forth in Section 3.1(c).

“Redemption Payment Date”	has the meaning set forth in Section 3.1(c).

“Redemption Price”	has the meaning set forth in Section 3.1(b).

“Requisite Percentage”	means sixty percent (60%).

“Shares”	means shares in the Company.

“Shareholder”	means any holder of the issued and outstanding Shares.

“Shareholders’ Agreement”	means that the fifth amended and restated shareholders’ agreement dated as of April 11, 2018 by and among the Group Companies, Fidelity, Fosun, IDG, Guohai, Mandra, Genesis and certain other parties thereto.

“Series A Issue Price”	means US$0.360 per Series A Share (as appropriately adjusted for any share split, share division, share combination, share dividend or similar events).

“Series A Original Issue Date”	means the date of the sale and issuance of the Series A Shares pursuant to the Series A Share Purchase Agreement. For the avoidance of doubt, with respect to 555,556 Series A Shares (as appropriately adjusted for any share split, share division, share combination, share dividend or similar events) issued at the first closing as provided by the Series A Share Purchase Agreement, November 18, 2014; with respect to 555,556 Series A Shares (as appropriately adjusted for any share split, share division, share combination, share dividend or similar events) issued at the second closing as provided by the Series A Share Purchase Agreement, January 21, 2015.

“Series A Preference Amount”	has the meaning set forth in Section 2.1(d).

“Series A Redeeming Shareholders”	has the meaning set forth in Section 3.1(a)(ii).

“Series A Redemption Price”	has the meaning set forth in Section 3.1(b)(i).

“Series A Shares”	means the series A preferred shares of par value US$0.0001 each of the Company, with the rights and privileges as set forth in the Memorandum and these Articles.

“Series A Shareholders”	means holders of the issued and outstanding Series A Shares.

“Series A Share Purchase Agreement”	means the share purchase agreement dated as of November 18, 2014 entered into by and among others, the Group Companies and IDG.

“Series B Issue Price”	means US$0.945 per Series B Share (as appropriately adjusted for any share split, share division, share combination, share dividend or similar events).

“Series B Original Issue Date”	means the date of the sale and issuance of the Series B Shares pursuant to the Series B Share Purchase Agreement.

“Series B Preference Amount”	has the meaning set forth in Section 2.1(c).

“Series B Shares”	means the series B preferred shares of par value US$0.0001 each of the Company, with the rights and privileges as set forth in the Memorandum and these Articles.

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“Series B Redeeming Shareholders”	has the meaning set forth in Section 3.1(a)(ii).

“Series B Redemption Price”	has the meaning set forth in Section 3.2(b)(ii).

“Series B Shareholders”	means holders of the issued and outstanding Series B Shares.

“Series B Share Purchase Agreement”	means the share purchase agreement dated as of May 13, 2015 entered into by and among others, the Group Companies and Fosun.

“Series C Issue Price”	means US$4.725 per Series C Share (as appropriately adjusted for any share split, share division, share combination, share dividend or similar events).

“Series C Original Issue Date”	means the date of the sale and issuance of the Series C Shares pursuant to the Series C Share Purchase Agreement.

“Series C Preference Amount”	has the meaning set forth in Section 2.1(a).

“Series C Shares”	means the series C preferred shares of par value US$0.0001 each of the Company, with the rights and privileges as set forth in the Memorandum and these Articles.

“Series C Redeeming Shareholders”	has the meaning set forth in Section 3.1(a)(ii).

“Series C Redemption Price”	has the meaning set forth in Section 3.2(b)(iii).

“Series C Shareholders”	means holders of the issued and outstanding Series C Shares.

“Series D Issue Price”	means US$5.3962 per Series D Share (as appropriately adjusted for any share split, share division, share combination, share dividend or similar events).

“Series D Original Issue Date”	means the date of the sale and issuance of the Series D Shares pursuant to the Series D Share Purchase Agreement.

“Series D Preference Amount”	has the meaning set forth in Section 2.1(a).

“Series D Shares”	means the series D preferred shares of par value US$0.0001 each of the Company, with the rights and privileges as set forth in the Memorandum and these Articles.

“Series D Redeeming Shareholders”	has the meaning set forth in Section 3.1(a)(i).

“Series D Redemption Price”	has the meaning set forth in Section 3.2(b)(iv).

“Series D Shareholders”	means holders of the issued and outstanding Series D Shares.

“Series D Share Purchase Agreement”	means the share purchase agreement dated as of May 10,2017 entered into by and among others, the Group Companies and Series D Shareholders.

“Series C Share Purchase Agreement”	means the share purchase agreement dated as of February 5, 2016 entered into by and among others, the Group Companies and Guohai.

1.	DIVIDEND

Before the Company declares or pays any dividend on any Common Share, the Company shall first, or simultaneously, declare or pay a dividend in the same amount as is declared on the Common Shares on each issued and outstanding Preferred Shares (on an as converted to Common Shares basis).

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2.	LIQUIDATION

2.1	Liquidation Event

In a Liquidation Event, all assets and funds of the Company legally available for distribution to the Shareholders shall, by reason of the Shareholders’ ownership of the Shares, be distributed as follows:

(a)	Prior to and in preference to any distribution of any of the assets of the Company to the Common Shareholders, the Series A Shareholders, the Series B Shareholders and the Series C Shareholders, the Series D Shareholders shall be entitled to receive for each issued and outstanding Series D Share held, an amount equal to 115% of the Series D Issue Price, plus all declared but unpaid dividend (the “Series D Preference Amount”); provided that, if the Company’s assets and funds are insufficient for the full payment of the Series D Preference Amount to all the Series D Shareholders, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the Series D Shareholders in proportion to the aggregate Series D Preference Amount each such Series D Shareholder is otherwise entitled to receive pursuant to this Section 2.1.

(b)	After distribution or payment in full of the Series D Preference Amount pursuant to Section 2.1(a), but prior to and in preference to any distribution of any of the assets of the Company to the Common Shareholders, the Series A Shareholders and the Series B Shareholders, the Series C Shareholders shall be entitled to receive for each issued and outstanding Series C Share held, an amount equal to 100% of the Series C Issue Price, plus an annual simple return of 10% accrued thereon and plus all declared but unpaid dividend (the “Series C Preference Amount”); provided that, if the Company’s the remaining assets and funds after distribution or payment in full of the Series D Preference Amount pursuant to Section 2.1(a) are insufficient for the full payment of the Series C Preference Amount to all the Series C Shareholders, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the Series C Shareholders in proportion to the aggregate Series C Preference Amount each such Series C Shareholder is otherwise entitled to receive pursuant to this Section 2.1.

(c)	After distribution or payment in full of the Series D Preference Amount and the Series C Preference Amount pursuant to Section 2.1(a) and Section 2.1(b), but prior to and in preference to any distribution of any of the assets of the Company to the Common Shareholders and the Series A Shareholders, the Series B Shareholders shall be entitle to receive for each issued and outstanding Series B Share held, an amount equal to 125% of the Series B Issue Price, plus an annual compounded return of 6% accrued thereon and plus all declared but unpaid dividend (the “Series B Preference Amount”); provided that, if the Company’s the remaining assets and funds after distribution or payment in full of the Series D Preference Amount and the Series C Preference Amount pursuant to Section 2.1(a) and Section 2.1(b) are insufficient for the full payment of the Series B Preference Amount to all the Series B Shareholders, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the Series B Shareholders in proportion to the aggregate Series B Preference Amount each such Series B Shareholder is otherwise entitled to receive pursuant to this Section 2.1.

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(d)	After distribution or payment in full of the Series D Preference Amount, Series C Preference Amount and the Series B Preference Amount pursuant to Section 2.1(a) and Section 2.1(b) and Section 2.1(c), but prior to and in preference to any distribution of any of the assets of the Company to the Common Shareholders, the Series A Shareholders shall be entitled to receive for each issued and outstanding Series A Share held, an amount equal to 150% of the Series A Issue Price, plus an annual compounded return of 8% accrued thereon, and plus all declared but unpaid dividend (the “Series A Preference Amount”); provided that, if the Company’s the remaining assets and funds after distribution or payment in full of the Series D Preference Amount, Series C Preference Amount and the Series B Preference Amount pursuant to Section 2.1(a), Section 2.1(b) and Section 2.1(c) are insufficient for the full payment of the Series A Preference Amount to all the Series A Shareholders, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the Series A Shareholders in proportion to the aggregate Series A Preference Amount each such Series A Shareholder is otherwise entitled to receive pursuant to this Section 2.1. After the full Series D Preference Amount on all issued and outstanding Series D Shares, the full Series C Preference Amount on all issued and outstanding Series C Shares, the full Series B Preference Amount on all issued and outstanding Series B Shares and the full Series A Preference Amount on all issued and outstanding Series A Shares have been paid, the remaining assets and funds of the Company legally available for distribution to the Shareholders shall be distributed ratably among the Shareholders in proportion to the number of Shares held by them (calculated on an as converted to Common Shares basis).

(e)	Notwithstanding the foregoing, for purposes of determining whether, upon the occurrence of a Liquidation Event, the liquidation preference of a Preferred Shareholder is terminated and the consequential rateable distribution of assets and funds legally available to the Shareholders, every Preferred Shareholder shall be deemed to have converted (regardless of whether such Preferred Shareholder actually converted) its Preferred Shares into Ordinary Shares immediately prior to such Liquidation Event. If, as a result of such deemed conversion, each Series D Shareholder would receive for each issued and outstanding Series D Share held by it an aggregate net amount in a Liquidation Event not less than three (3) times of the Series D Issue Price, then all liquidation preference of any Preferred Shareholder shall be terminated, and assets and funds in such Liquidation Event legally available for distribution to the Shareholders shall be distributed ratably among all the Shareholders in proportion to the number of Shares held thereby (calculated on an as converted to Common Shares basis).

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3.	REDEMPTION

The Preferred Shares shall have redemption rights as follows:

3.1	Preferred Shareholder Redemption

(a)	Time.

(i)	If the Company fails to complete Qualified IPO within two years after the Closing, at the written request to the Company made by Series D Shareholders (the “Series D Redeeming Shareholders”) with respect to the Series D Shares, Series D Redeeming Shareholders may require that the Company redeem all or portion of the issued and then outstanding Series D Shares held by such Series D Redeeming Shareholders.

(ii)	At any time after the earlier of (a) December 31, 2019, (b) any deficit in any fiscal year since 2016 (including 2016), (c) any material breach of the Transaction Documents by any Group Company, or (d) any breach of the Control Documents by any Founder (as defined in the Series C Share Purchase Agreement), or any material adverse change in the regulatory environment, under which circumstance the Control Documents have become or will become invalid, illegal or unenforceable and, within ninety (90) days after any Investor serves a notice informing the Company of such change, no appropriate substitute mechanism reasonably acceptable to the Shareholders (including the consent of all of the Investors) has been agreed to achieve the purpose of the consolidation of the financial statements of the Domestic Company (as defined in the Series C Share Purchase Agreement) into those of the Company under the general accepted accounting principles of the United States of America (the “Redemption Commencement Date”), provided that no Qualified IPO has occurred, and subject to the Statute, at the written request to the Company made by at least 66% Series A Shareholders (the “Series A Redeeming Shareholders”) with respect to the Series A Shares, and/or at the written request to the Company made by the at least 66% Series B Shareholders (the “Series B Redeeming Shareholders”) with respect to the Series B Shares, and/or at the written request to the Company made by any of the Series C Shareholders (the “Series C Redeeming Shareholders”, together with Series A Redeeming Shareholders, Series B Redeeming Shareholders, Series D Redeeming Shareholders and Series D Deemed Redeeming Shareholders (as defined below), the “Redeeming Shareholders”) with respect to any Series C Shares, such Series A Redeeming Shareholders, Series B Redeeming Shareholders and/or Series C Redeeming Shareholders may require that the Company redeem or portion of the issued and then outstanding Series A Shares, Series B Shares or Series C Shares, as the case may be, held by such Series A Redeeming Shareholders, Series B Redeeming Shareholders and/or Series C Redeeming Shareholders.

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(b)	Redemption Price.

(i)	The redemption price (the “Series A Redemption Price”) for each Series A Shares shall be equal to 100% of the Series A Issue Price, plus an annual compounded return of 8% accrued thereon, and plus all declared but unpaid dividend.

(ii)	The redemption price (the “Series B Redemption Price”) for each Series B Shares shall be equal to 100% of the Series B Issue Price, plus an annual compounded return of 11.5% accrued thereon, and plus all declared but unpaid dividend.

(iii)	The redemption price (the “Series C Redemption Price”) for each Series C Shares shall be equal to 100% of the Series C Issue Price, plus an annual simple return of 10% accrued thereon, and plus all declared but unpaid dividend.

(iv)	The redemption price (the “Series D Redemption Price”, together with Series A Redemption Price, Series B Redemption Price and Series C Redemption Price, the “Redemption Price”) for each Series D Shares shall be equal to 100% of the Series D Issue Price, plus an annual simple return of 10% accrued thereon in respect of each year (or part thereof) in which such Series D Shares are held from and including the Series D Original Issue Date, together with all declared but unpaid dividend.

(c)	Procedure.

The Redeeming Shareholders shall exercise their redemption right provided herein by delivering a written notice (the “Redemption Notice”) to the Company at any time on or after the Redemption Commencement Date stating the number of Series A Shares, Series B Shares, Series C Shares or Series D Shares, as applicable, together with the certificate or certificates representing the Series A Shares, Series B Shares, Series C Shares or Series D Shares, to be redeemed. On the sixtieth (60th) day after receiving the Redemption Notice (or such other date as agreed among the Company and the Redeeming Shareholders) (the “Redemption Payment Date”), the Company shall redeem all Series A Shares, Series B Shares, Series C Shares or Series D Shares, as applicable, subject to such redemption by paying the Redemption Price in cash to all such Redeeming Shareholders. Notwithstanding the foregoing: (i) an effective Redemption Notice shall be deemed to have been delivered to the Company by all Series D Shareholders (the “Series D Deemed Redeeming Shareholders”) with respect to all Series D Shares then held by them at the same time that a Redemption Notice is delivered by any other Redeeming Shareholder; (ii) the Company shall immediately inform Fidelity that it has received a Redemption Notice from a Redeeming Shareholder other than the Series D Shareholders; and (iii) the Series D Deemed Redeeming Shareholders shall deliver to the Company the certificate or certificates representing their Series D Shares within 30 days of being informed by the Company of the Company’s receipt of a Redemption Notice from a Redeeming Shareholder other than the Series D Shareholders.

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If the Company’s funds legally available are inadequate for the aggregate Redemption Price for the redemption of all Preferred Shares held by the Redeeming Shareholders, the funds that are legally available shall nonetheless be paid and applied on the Redemption Payment Date as follows:

(i)	First, the Series D Redeeming Shareholders shall be entitled to receive Series D Redemption Price for each Series D Share requested to be redeemed, prior and in preference to the Series A Redeeming Shareholders, Series B Redeeming Shareholders and the Series C Redeeming Shareholders. If the Company fails to pay on the Redemption Payment Date the full Series D Redemption Price in respect of each Series D Share to be redeemed on such date because it has inadequate funds legally available therefor, the funds that are legally available shall nonetheless be paid and applied on the Redemption Payment Date in a pro-rata manner against each Series D Share to be redeemed in accordance with the relative full amounts owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro-rata manner against each Series D Share to be redeemed in accordance with the relative remaining amounts owed thereon.

(ii)	Second, after the payment of Series D Redemption Price for all Series D Shares to be redeemed in full, the Series C Redeeming Shareholders shall be entitled to receive Series C Redemption Price for each Series C Share requested to be redeemed, prior and in preference to the Series A Redeeming Shareholders and Series B Redeeming Shareholders. If the Company fails to pay on the Redemption Payment Date the full Series Redemption Price in respect of each Series C Share to be redeemed on such date because it has inadequate funds legally available therefor, the funds that are legally available shall nonetheless be paid and applied on the Redemption Payment Date in a pro-rata manner against each Series C Share to be redeemed in accordance with the relative full amounts owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro-rata manner against each Series C Share to be redeemed in accordance with the relative remaining amounts owed thereon.

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(iii)	Third, after the payment of Series D Redemption Price for all Series D Shares to be redeemed, Series C Redemption Price for all Series C Shares to be redeemed in full, the Series B Redeeming Shareholders shall be entitled to receive Series B Redemption Price for each Series B Share requested to be redeemed, prior and in preference to the Series A Redeeming Shareholders. If the Company fails to pay on the Redemption Payment Date the full Series B Redemption Price in respect of each Series B Share to be redeemed on such date because it has inadequate funds legally available therefor, the funds that are legally available shall nonetheless be paid and applied on the Redemption Payment Date in a pro-rata manner against each Series B Share to be redeemed in accordance with the relative full amounts owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro-rata manner against each Series B Share to be redeemed in accordance with the relative remaining amounts owed thereon.

(iv)	Fourth, after the payment of Series D Redemption Price for all Series D Shares to be redeemed, Series C Redemption Price for all Series C Shares to be redeemed and Series B Redemption Price for all Series B Shares to be redeemed in full, the Series A Redeeming Shareholders shall be entitled to receive Series A Redemption Price for each Series A Share to be redeemed. If the Company fails to pay on the Redemption Payment Date the full Series A Redemption Price in respect of each Series A Share to be redeemed on such date because it has inadequate funds legally available therefor, the funds that are legally available shall nonetheless be paid and applied on the Redemption Payment Date in a pro-rata manner against each Series A Share to be redeemed in accordance with the relative full amounts owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro-rata manner against each Series A Share to be redeemed in accordance with the relative remaining amounts owed thereon.

(d)	Limitation

The obligation of redemption of any Series D Shares, Series C Shares, Series B shares and Series A Shares shall be assumed by the Company only. The Common Shareholders of the Company are not obligated for such redemption of any Series D Shares, Series C Shares, Series B Shares and any Series A Shares.

(e)	Before the Redemption Price has been paid in full in respect of all Preferred Shares requested to be redeemed held by any Redeeming Shareholder, the redemption shall not be deemed to have been consummated in respect of any Preferred Shares not having been redeemed on the Redemption Payment Date, and such Redeeming Shareholder shall remain entitled to all of its rights, including (without limitation) its voting rights, in respect of such unredeemed Preferred Shares, and each of such unredeemed Preferred Shares shall remain “outstanding” for the purposes hereunder, until such time as the Redemption Price in respect of each such unredeemed Preferred Shares has been paid in full whereupon all such rights shall automatically cease.

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4.	CONVERSION

The Preferred Shares shall have conversion rights as follows:

4.1	Conversion Ratio

Each Preferred Share shall be convertible into such number of fully paid and non-assessable Common Shares as determined by dividing the applicable Series A Issue Price, Series B Issue Price, Series C Issue Price or Series D Issue Price by the applicable Conversion Price (as defined below).

The price at which Common Shares shall be deliverable upon conversion of the Series A Shares shall initially be equal to the Series A Issue Price; the price at which Common Shares shall be deliverable upon conversion of the Series B Shares shall initially be equal to the Series B Issue Price; the price at which Common Shares shall be deliverable upon conversion of the Series C Shares shall initially be equal to the Series C Issue Price and the price at which Common Shares shall be deliverable upon conversion of the Series D Shares shall initially be equal to the Series D Issue Price (as applicable with respect to the Series A Shares, Series B Shares, Series C Shares or Series D Shares, the “Conversion Price”). Such initial Conversion Price shall be subject to adjustment and readjustment from time to time as provided in Section 4.4, being no less than par value.

4.2	Optional Conversion

Unless converted earlier pursuant to Section 4.3 below, each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Series A Original Issue Date, Series B Original Issue Date, Series C Original Issue Date or Series D Original Issue Date, as applicable, into such number of fully paid and nonassessable Common Shares, by any means not prohibited by the Statute (including by way of re-designation or repurchase and re-issue) based on the then-effective Conversion Price.

4.3	Automatic Conversion

Each Preferred Shares shall automatically be converted into Common Shares based on the then-effective Conversion Price for such Preferred Share in effect at the time immediately upon the closing of the Qualified IPO.

4.4	Conversion Price Adjustments

The Conversion Price shall be subject to adjustment from time to time as follows:

(a)	Proportional Adjustment

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If at any time the number of outstanding Common Shares proportionately changes as a result of share split, share division, share combination, share dividend, reorganization, mergers, consolidations, reclassifications, exchanges, substitutions, recapitalization or similar events, then Conversion Price shall be proportionately adjusted.

(b)	Dilutive Issuance

(i)	Adjustment of Conversion Price Upon Issuance of New Shares.

(1)	If at any time, the Company shall issue or sell New Shares for a per-share consideration less than the then-effective Conversion Price with respect to a class of Preferred Shares in effect immediately prior to such issue, then the Conversion Price corresponding such class of Preferred Shares shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

(2)	For purposes of the foregoing formula, the following definitions shall apply:

(a)	CP2 shall mean the Conversion Price applicable to such class of Preferred Shares in effect immediately after such issue of New Shares;

(b)	CP1 shall mean the Conversion Price applicable to such class of Preferred Shares in effect immediately prior to such issue of New Shares;

(c)	“A” shall mean the number of Common Shares outstanding immediately prior to such issue of New Shares;

(d)	“B” shall mean the number of C Shares that would have been issued if such New Shares had been issued at a price per share equal to CP1 (determined by dividing (x) the aggregate consideration received by the Company in respect of such issue by (y) CP1); and

(e)	“C” shall mean the number of such New Shares issued in such transaction.

(ii)	Deemed Issuances of New Shares. In the case of the issuance of Option, the following provisions shall apply for all purposes of this Section 4.4(b):

(1)	The aggregate maximum number of Common Shares deliverable upon exercise of Option shall be deemed to have been issued at the time such Option were issued, and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such Option, plus the minimum exercise price provided in such Option for the Common Shares covered thereby.

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(2)	In the event of any change in the number of Common Shares deliverable, or in the consideration payable to the Company upon exercise of such Option, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such Option, be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Shares or any payment of such consideration upon the exercise of any such Option.

(3)	Upon the expiration or termination of any such Option, the Conversion Price of the Preferred Shares shall, to the extent in any way affected by or computed using such Option, be recomputed to reflect the issuance of only the number of Common Shares actually issued upon the exercise of such Option.

(iii)	Determination of Consideration. In the case of the issuance of Common Shares for cash, the consideration shall be deemed to be the amount of cash received by the Company. In the case of the issuance of the Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof, as determined by the Board (including the affirmative votes of all of the Investor Directors) irrespective of any accounting treatment.

4.5	Procedure of Conversion

(a)	Mechanics of Conversion.

(i)	The Company may effect the conversion of Preferred Shares in any manner available under applicable law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Common Shares. Upon the conversion of the Preferred Shares, the Company shall issue such number of the Common Shares converted from such Preferred Shares to the Preferred Shareholders holding such Preferred Shares, and cancel the Preferred Shares so converted. The Company shall promptly update its register of members to reflect the issuance of such Common Shares and the cancellation of such Preferred Shares.

(ii)	The conversion shall be deemed to have been made at the closing of business on the date of the surrender of the certificates representing the shares of the Preferred Shares to be converted, and the person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares on such date. All Common Shares issuable upon conversion of the Preferred Shares will upon issuance be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any pre-emptive rights.

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(b)	Fractional Share.

No fractional Common Shares shall be issued upon conversion of any Preferred Shares. In lieu of any fractional shares to which the Preferred Shareholder would otherwise be entitled, the Company shall at the discretion of the Board (including the affirmative votes of all of the Investor Directors) either (A) pay cash equal to such fraction multiplied by the fair market value for the applicable Preferred Share as determined and approved by the Board , or (B) issue one whole Common Share for each fractional share to which the Preferred Shareholder would otherwise be entitled.

(c)	Adjustment Certificate.

Upon the occurrence of each adjustment of the Conversion Price pursuant to this Section 4, the Company shall, at its expense, promptly compute such adjustment or readjustment in accordance with the terms hereof and notify each Preferred Shareholder of such adjustment and the facts upon which such adjustment is based. The Company shall, upon the written request at any time of any Preferred Shareholder, furnish or cause to be furnished to such Preferred Shareholder an adjustment certificate setting forth (A) such adjustment (B) the Conversion Price for the Preferred Shares at the time in effect, and (C) the number of Common Shares that each Preferred Share could then be converted into.

4.6	No Impairment

The Shareholders shall procure that the Company shall not impair the conversion rights of the Preferred Shares, and shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the Preferred Shareholders (including without limitation, reservation of sufficient authorized but unissued Common Shares for issuance upon the conversion of the Preferred Shares).

5.	VOTING RIGHTS

5.1	General.

The Common Shareholders shall have the right to one (1) vote for each issued and outstanding Common Share held. The Preferred Shareholders shall have the right to one (1) vote for each Common Share into which each issued and outstanding Preferred Share held could then be converted. Subject to provisions to the contrary elsewhere in the Memorandum and Articles of Association, or as required by applicable laws, the Preferred Shareholders shall have vote together with the Common Shareholders, and not as a separate class or series, on all matters put before the Shareholders.

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5.2	Board Matters.

The Board shall consist of nine (9) directors. The Board shall be constituted as follows:

(a)	Guohai shall be entitled to nominate one (1) director (the “Guohai Director”) of the Board, provided that the Guohai holds at least fifty percent (50%) of the Series C Shares purchased by Guohai as of the Closing.

(b)	Fosun shall be entitled to nominate one (1) director (the “Fosun Director”) of the Board, provided that the Fosun collectively hold at least two thirds (2/3) of the Purchase Shares (as defined in the Series B Share Purchase Agreement) purchased by Fosun as of the Series B Original Issue Date.

(c)	IDG shall be entitled to nominate one (1) director (the “IDG Director”, together with the Guohai Director and Fosun Director, the “Investor Directors”) of the Board, provided that IDG collectively hold at least five percent (5%) of the outstanding share capital of the Company (on an as-converted and fully diluted basis).

(d)	The Angel Investor shall be entitled to appoint one (1) director (the “Angel Investor Director”), provided that the Angel Investor holds at least five percent (5%) of the outstanding share capital of the Company (on an as-converted and fully diluted basis).

(e)	The Common Shareholders shall be entitled to nominate five (5) directors (the “Common Directors”) of the Board.

The Board shall meet at least once every six months. A quorum for a board meeting shall consist of six (6) directors, including all of the Investor Directors and the Angel Investor Director. Each Director shall be entitled to appoint alternates to serve at any board meeting (or the meeting of a committee formed by the Board), and such alternates shall be permitted to attend all Board meetings and vote on such Director’s behalf.

The Company shall indemnify the directors to the maximum extent permitted by the law.

5.3	Protective Provisions.

For so long as any Preferred Share remains issued and outstanding, the Company shall cause each Group Company (other than the Company, and the Shareholders shall procure such matters in respect of the Company) not to take any of the following actions listed attached hereto unless approved by the holders of a Requisite Percentage of the Preferred Shares, save that with respect to any action that affects the Series D Shares pursuant to sub-clause (c) below, by the holders of a Requisite Percentage of the Series D Shares:

(a)	Amendment or change of, or addition of such provision as to the rights, obligations, preferences, privileges or powers of, or the restrictions provided for the benefit of the Preferred Shares or dilute the equity interests owned by the Preferred Shareholders in the Company;

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(b)	Action to authorize, create or issue shares of any class or series of any Group Company whether the shares having preferences superior to or on a parity with the Preferred Shares or not;

(c)	In respect of Series D Shares, action to authorize, create or issue shares of any class or series of any Group Company at a price lower than the original purchase price paid for the Series D Shares pursuant to the Series D Share Purchase Agreement;

(d)	Reclassification of any outstanding security having rights, preferences or privileges senior to or on parity with the Preferred Shares;

(e)	Material amendment or change of the Memorandum and Articles of the Company;

(f)	Issuance or sale of any new equity or debt securities or warrant, option or other right to purchase any equity or debt security of any Group Company, in a single transaction or a series related transactions, with the exception of any shares issued pursuant to the ESOP or upon conversion of Preferred Shares;

(g)	Redemption or repurchase or cancellation of any equity securities of any Group Company;

(h)	Liquidation, dissolution or winding-up of any Group Company;

(i)	Action that results in any merger, consolidation, or other corporate reorganization, or any transaction or series of transactions in which in excess of fifty percent (50%) of any Group Company’s voting power is transferred or in which all or substantially all of the assets of any Group Company are sold, or all or substantially all of the intellectual properties are licensed;

(j)	Declaration or payment of any dividend on any Share of the Company or equity securities of any other Group Company;

(k)	Execution of the transactions involving an amount in excess of US$300,000, including but not limited to any indebtedness, guarantee for indebtedness, providing loan to any third party, monthly expense outside the annual budget, purchase, mortgage, lease, transfer or disposal of business or assets, transfer of management right, grant of intellectual property right, extension by any Group Company of any loan or guarantee for indebtedness, or other transactions in similar nature (except for those transactions existing as of the date hereof), either in a transaction or series related transactions;

(l)	Establishment of any joint venture or partnership other than any strategic alliance not involving any equity or equity-related investment;

(m)	Action that results in the increase or decrease of the authorized size of the board of director of the Company, or changes the manner in which the Directors are appointed;

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(n)	Action that results in the material change of the accounting and financial policies of any Group Company; or any action that results in appointment or change of auditors of any Group Company;

(o)	Material change to the business plan, annual budget or annual final accounts of any Group Company, cease to conduct or carry on any Group Company’s business substantially as currently conducted by any Group Company, or change of any material part of the Company’s business;

(p)	Related party transaction or a series of related party transactions involving both any Group Company on the one hand, and any shareholder, director, officer or employee of any Group Company, or any Affiliate of a shareholder or any of its officers, directors, or shareholders other than those transactions approved by the budget or in the ordinary course of business of the Company;

(q)	Appointment or replacement of the Chief Executive Officer, Chief Operation Officer, Chief Financial Officer, or Chief Technology Officer (if applicable) of the Group or the equivalent positions of the foregoing;

(r)	Effectuation of any of the foregoing, as applicable, with respect to any direct or indirect subsidiary or Affiliate; or

(s)	Agreement or commitment to do any of the foregoing.

5.4	Drag Along Rights.

(a)	Drag-Along Rights. At any time after the fourth (4th) anniversary of the Closing Date as defined in the Series D Share Purchase Agreement, if the holders of a Requisite Percentage of the Preferred Shares (the “Drag-Along Shareholder”), voting together as a single class on an as converted basis, approve a sale of the Company (the “Approved Sale”) to a bona fide potential purchaser (the “Potential Purchaser”) where the valuation of the Company shall be no less than three (3) times of the valuation of the Company immediately after the Closing, then each of the other Shareholders (the “Dragged Shareholders”) shall (i) vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Approved Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Approved Sale; (ii) sell, transfer, and/or exchange, as the case may be, all of their Shares in such Approved Sale to such purchaser; (iii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable laws at any time with respect to or in connection with such proposed Approved Sale; and (iv) take all actions reasonably necessary to consummate the proposed Approved Sale. If any Dragged Shareholder does not elect to vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Approved Sale, such Dragged Shareholder shall be obligated to purchase all the Common Shares and/or the Preferred Shares held by the Drag-Along Shareholders under the same terms and conditions as offered by the Potential Purchaser of the Approved Sale.

(b)	Representation and Undertaking. Any such sale or disposition by the Dragged Shareholders shall be on the terms and conditions as the proposed Approved Sale by the Potential Purchaser. Such Dragged Shareholders shall be required to make customary and usual representations and warranties in connection with the Approved Sale, including, without limitation, as to their ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by such Persons or entities; and any violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any law or regulation applicable to such Dragged Shareholders or any material contract to which such Dragged Shareholders is a party or by which they are bound and shall indemnify and hold harmless to the full extent permitted by law, the purchasers against all obligations, cost, damages, expenses, losses, judgments, assessments, or other liabilities arising out of, in connection with or related to any breach or alleged breach of any representation or warranty made by, or agreements, understandings or covenants of such Dragged Shareholders as the case may be, under the terms of the agreements relating to such Approved Sale. Each of the Group Companies undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any governmental authority or any third party, which are required to be obtained or made by them in connection with the Approved Sale. Each of the Dragged Shareholders undertakes to pay its pro rata share of expenses incurred in connection with such proposed Approved Sale.

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(c)	Drag-Along Notice. Prior to making any Approved Sale in which the Drag-Along Shareholders wish to exercise their rights under Section 5, the Drag-Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than thirty (30) days prior to the proposed closing date of the Approved Sale (the “Approved Sale Date”). The Drag-Along Notice shall set forth: (a) the name and address of the Potential Purchaser; (b) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by the Potential Purchaser; (c) the Approved Sale Date; (d) the number of shares held of record by the Drag-Along Shareholders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholders; and (e) the number of shares of the Dragged Shareholders to be included in the Approved Sale.

(d)	Transfer Certificate. On the Approved Sale Date, each of the Drag-Along Shareholders and the Dragged Shareholders shall deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Shares to be included in the Approved Sale, duly endorsed for transfer with signatures guaranteed, to such third party purchasers in the manner and at the address indicated in the Drag-Along Notice.

(e)	Payment. If the Drag-Along Shareholders or the Dragged Shareholders receive the purchase price for their shares or such purchase price is made available to them as part of an Approved Sale and, in either case they fail to deliver certificates evidencing their shares as described in this Section 5, they shall for all purposes be deemed no longer to be a shareholder of the Company (with the register of members of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any shares held by them, shall have no other rights or privileges as a shareholder of the Company. In addition, the Company shall stop any subsequent transfer of any such shares held by such shareholders.

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6.	ANTI-DILUTION RIGHTS OF THE ANGEL INVESTOR

6.1	Adjustment to Price Per Share for Angel Investor.If the Company, at any time prior to an Qualified IPO, issues New Shares for a consideration per share (as determined in accordance with Section 6.4 below) less than the then effective Price Per Share for Angel Investor prior to such issue, then and in such event, the Price Per Share for Angel Investor shall be reduced concurrently with such issue, to such Price Per Share for Angel Investor multiplied by the fraction of:

(i) sum of (x) the number of Common Shares (on a fully diluted and as converted basis) outstanding immediately prior to such issue or sale of New Shares plus (y) the aggregate consideration received by the Company in connection with the issue or sale of New Shares divided by the Price Per Share for Angel Investor in effect immediately prior to such issue or sale; divided by

(ii) sum of (x) the number of Common Shares (on a fully diluted and as converted basis) outstanding immediately prior to such issue or sale of New Shares plus (y) the number of New Shares so issued or sold provided that for the purpose of this Section 6.1, the number of Common Shares outstanding immediately prior to such issue shall be calculated to include the number of Common Shares which are issued and outstanding or owned or held, as applicable, at the date of determination plus the number of Common Shares issuable pursuant to any securities, warrants, rights, Convertible Securities or Options then outstanding, convertible into or exchangeable or exercisable for (whether or not subject to contingencies or passage of time, or both) Common Shares.

6.2	No Adjustment to Price Per Share for Angel Investor. No adjustment in the Price Per Share for Angel Investor shall be made in respect of the issuance of New Shares unless the consideration per share for a New Share issued or deemed to be issued by the Company is less than the Price Per Share for Angel Investor in effect on the date of and immediately prior to such issuance.

6.3	Deemed Issuance of New Share. In the event that the Company at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to sub-paragraph (ii) below) of Common Shares issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be New Shares issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that New Shares shall not be deemed to have been issued for this Section 6 unless the consideration per share (determined pursuant to Section 6.4 hereof) of such New Shares would be less than the Price Per Share for Angel Investor in effect on the date of and immediately prior to such issuance, or such record date, as the case may be, and provided further that in any such case in which New Shares are deemed to be issued:

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(i) no further adjustment to the Price Per Share for Angel Investor shall be made upon the subsequent issuance of Common Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Shares issuable, upon the exercise, conversion or exchange thereof, the Price Per Share for Angel Investor computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which have not been exercised, the Price Per Share for Angel Investor computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A) in the case of Convertible Securities or Options for Shares, the only New Shares issued were Common Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Company for the issuance of all such Options or Convertible Securities, whether or not exercised or converted, plus the consideration actually received by the Company upon such exercise, conversion or exchange, or for the issuance of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issuance of such Options, and the consideration received by the Company for the New Shares deemed to have been then issued was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issuance of the Convertible Securities with respect to which such Options were actually exercised; provided that

(I) no readjustment pursuant to sub-paragraph (ii) or (iii) above shall have the effect of increasing the Price Per Share for Angel Investor to an amount which exceeds the lower of (x) the Price Per Share for Angel Investor on the original adjustment date, or (y) the applicable Price Per Share for Angel Investor that would have resulted from any issuance of New Shares between the original adjustment date and such readjustment date; and

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(II) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issuance thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in sub-paragraph (iii) above.

6.4	Determination of Consideration. For the purpose of this Section 6, the consideration received by the Company for the issuance of any New Shares shall be computed as follows:

(i) Cash and Property. such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined in good faith by the Board (including the affirmative vote of the Angel Investor Director); provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C) in the event New Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such New Shares, computed as provided in this sub-paragraph (i), as determined by the Board (including the affirmative vote of the Angel Investor Director).

(ii) Options and Convertible Securities. The consideration per share received by the Company for New Shares deemed to have been issued pursuant to Section 5.3, relating to Options and Convertible Securities, shall be determined by dividing:

(A) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B) the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

6.5	Adjustments for Share Dividends, Subdivisions, Combinations or Consolidations of Common Shares. In the event that the issued and outstanding Common Shares shall be subdivided (by share dividend, share split, or otherwise) into a greater number of Common Shares, the Price Per Share for Angel Investor then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the issued and outstanding Common Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Common Shares, the Price Per Share for Angel Investor then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

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6.6	Issue of Additional Number of Common Shares At No Cost. In the event that a reduction is made to the Price Per Share for Angel Investor pursuant to Section 6.1, the Company shall, within ten (10) Business Days after the foregoing reduction of the Price Per Share for Angel Investor, issue additional number of Common Shares to the Angel Investor at US$0.0001 per share so that the number of the relevant part of the Common Shares then held by the Angel Investor, as increased by adding the additional number of New Shares acquired at nominal cost, shall be equal to the product of:

(i) the number of the relevant part of the Common Shares held by the Angel Investor immediately prior to the adjustment to the Price Per Share for Angel Investor under Section 6.1; and

(ii) the quotient of the Price Per Share for Angel Investor in effect immediately prior to such adjustment divided by the Price Per Share for Angel Investor after such adjustment.

provided that such product shall be rounded up to the next whole number.

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